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PROXY               CENTRAL MORTGAGE BANCSHARES, INC.
                       4435 MAIN STREET, SUITE 100
                    KANSAS CITY, MISSOURI 64111-1856

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD _______________, 1995

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of CENTRAL MORTGAGE BANCSHARES, INC. ("Central Mortgage"), does hereby nominate, constitute and appoint ___________________, ____________________ and ____________________ (or such other person as is designated by the Board of Directors of Central Mortgage), or each of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of Common Stock, $1.00 par value, of Central Mortgage standing in the name of the undersigned on its books on _______________, 1995 at the Special Meeting of Shareholders to be held at Blue Springs Country Club, 1600 North Circle Drive, Blue Springs, Missouri, on __________, 1995, at ___________, Central Time, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

     1. To consider and vote upon the adoption and approval of the Amended and Restated Agreement and Plan of Merger dated as of November 1, 1994 (the "Merger Agreement"), pursuant to which Central Mortgage will be merged with and into a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI") and whereby, upon consummation of the merger, all shares of Central Mortgage Common Stock will be converted into an aggregate of ______________ shares of MBI Common Stock, as set forth in detail in the Merger Agreement.

                   / / FOR     / / AGAINST    / / ABSTAIN

     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                                                    (Continued on Reverse Side)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

Dated:  _________, 1994

                                    ----------------------------------------
                                            Signature of Shareholder



                                    ----------------------------------------
                                            Signature of Shareholder

                                    When signing as an attorney, executor,
                                    administrator, trustee or guardian, please give full title. If more than one person holds the power to vote the same shares, all must sign. All joint owners must sign.


   PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.